                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-39421 of Good Guys, Inc on Form S-8 of our report dated June 10, 2003, appearing in this Annual Report on Form 11-K of The Good Guys Deferred Pay and Profit Sharing Plan for the year ended September 30, 2002.

/s/ Deloitte & Touche LLP

San Francisco, California
July 11, 2003